UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934
Date of Report: October 25, 2006
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10990 Wilshire Boulevard, Los Angeles, California 90024
(Address of principal executive offices)          (Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On October 25, 2006, KB Home (the “Company”) commenced a solicitation of consents (“Consent Solicitation”) from holders of record at 5:00 pm New York City time on October 24, 2006 of its $1.65 billion of outstanding Senior Notes (the “Senior Notes”). The purpose of the Consent Solicitation is to obtain from the holders of such notes approval to amend the indenture governing the Senior Notes (the “Indenture”) to suspend through and including February 23, 2007 the occurrence of any default or Event of Default (as such term is defined in the Indenture), and the consequences thereof, under Section 501(4) or Section 501(5) of the Indenture caused by (i) the matters described in Part III of the Company’s Form 12b-25 filed with the Securities and Exchange Commission on October 10, 2006, (ii) matters reasonably related thereto or (iii) matters incidental thereto that are collectively not material to the Company, and a waiver of all defaults caused by the matters described in (i) through (iii) above prior to the effective date of the proposed amendment, all as further described in the Consent Solicitation Statement dated as of October 25, 2006 and accompanying Letter of Consent, which are attached hereto as Exhibit 99.2 and incorporated by reference herein. A copy of the press release announcing the commencement of the Consent Solicitation is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
99.1	Press release issued by KB Home, dated October 25, 2006.

99.2	Consent Solicitation Statement dated as of October 25, 2006 and accompanying Letter of Consent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 25, 2006

KB Home
By:	/s/ DOMENICO CECERE
Domenico Cecere
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by KB Home, dated October 25, 2006.

99.2	Consent Solicitation Statement dated as of October 25, 2006 and accompanying Letter of Consent.